SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                           Chattown.com Network, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                       58-2027283
          --------                                       ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                  268 West 400 South, Salt Lake City, UT 84101
                  --------------------------------------------
                    (Address of principal executive offices)

              2000 Stock Benefit Plan of Chattown.com Network, Inc.

                            (Full title of the plan)


                     Prentice-Hall Corporation System, Inc.
                  1013 Centre Road, Wilmington, Delaware 19801
 -------------------------------------------------------------------------------
            (Name, address, including zip code, of agent for service)

                   Telephone number for Issuer: (801)575-8073
                                                -------------


                                          CALCULATION OF REGISTRATION FEE
========================= ==================   ================================= ============================== ====================
   Title of Securities         Amounts to              Proposed Maximum                 Proposed Maximum            Amount of
     to be Registered        be Registered         Offering Price Per Share(1)       Aggregate Offering Price     Registration Fee

     Common Stock,              750,000                     $1.125                          $843,750                 $222.75
    $0.001 par value
========================== ==================  ================================= ============================== ====================

------------------------

(1)Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of March 31, 2000 a date within five business days prior to the date of filing of this registration statement. Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

              2000 Stock Benefit Plan of Chattown.com Network, Inc.
                  Cross-Reference Sheet Pursuant to Rule 404(a)

Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings        Prospectus Heading
------------------------------------------------        ------------------

1.       Plan Information                               Section 10(a) Prospectus

2.       Registrant Information and                     Section 10(a) Prospectus
         Employee Plan Annual Information



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by Chattown.com Network, Inc. , a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 filed with the Securities and Exchange Commission on April 3, 2000.

         2. All reports  filed by the Company  with the  Commission  pursuant to
         Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 1999.

         3. The description and specimen certificate of the Common Stock contained in the Company's Form 8-A Registration Statement filed on April 11, 1997, under the Securities Act, including any amendment or report filed for the purpose of updating such description.

Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's Form 8-A Registration Statement filed with the Commission on April 11, 1997 and any amendment or report filed for the purpose of updating such description. Said description is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")

Item 5. Interests of Named Experts and Counsel

No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

Item 6. Indemnification of Directors and Officers

The Company intends to indemnify its officers and directors to the full extent permitted by Delaware law. Section Eight of Article VII of the Company's Bylaws provides that:

     "No person shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any amendment, repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification. For purposes of this Article VII, "fiduciary duty as a director" also shall include any fiduciary duty arising out of serving at the Corporation's request as a director of another corporation, partnership, limited liability company, joint venture or other enterprise, and "personal liability of the Corporation or its stockholders" also shall include any liability to such other corporation, partnership, limited liability company, joint venture, trust or other enterprise, and any liability of the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, limited liability company, joint venture, trust or other enterprise."

Under Delaware law, a corporation may indemnify its agents for expenses and amounts paid in third party actions and, upon court approval in derivative actions, if the agents acted in good faith and with reasonable care. A majority vote of the Board of Directors, approval of the stockholder or court approval is required to effectuate indemnification. The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions under Delaware law and is limited by reference to the applicable section(s) of the Delaware General Corporation Law and Article VII of the Company's Bylaws and the Company's Articles of Incorporation, or any amendments thereto.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an officer, director or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed

No restricted securities are being re-offered or resold pursuant to this registration statement.

Item 8. Exhibits.

The exhibits attached to this Registration Statement are listed in the Exhibit Index, which is found on page 8.

Item 9.  Undertakings

(a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on April 5, 2000.

                                 Chattown.com Network, Inc.


                                 By:  /s/ Richard Surber
                                    -----------------------------------------
                                    Richard Surber, as President and Director

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard D. Surber with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                          Title                       Date
--------                           -----                       ----

/s/  Richard Surber
---------------------------        President and Director      April 5, 2000
Richard Surber


/s/  BonnieJean C. Tippetts
---------------------------        Director                    April 5, 2000
BonnieJean C. Tippetts


/s/  Wayne Newton
---------------------------        Controller                  April 5, 2000
Wayne Newton

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                    EXHIBITS
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933


                           --------------------------

                           Chattown.com Network, Inc.

                            (A Delaware corporation)

                                INDEX TO EXHIBITS

                                                                                    Sequentially
Exhibits   SEC Ref. No.                Description of Exhibit                       Numbered Pages
--------   ------------                ----------------------                       --------------

A               4            2000 Stock Benefit Plan of the Company,                           7
                             dated April 3, 2000.

B               5            Opinion and consent of Counsel with respect to                    11
                             the legality of the issuance of securities being
                             issued.

C               24           Consent of Tanner +Co., Independent Certified                     14
                             Public Accountants, dated April 4, 2000.

D               24           Consent of Ernst & Young LLP, Independent                         15
                             Auditors, dated March 30, 2000.